ROHM AND HAAS COMPANY

                                     BYLAWS


                      ARTICLE I. MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such day in April or May and at such time and place as shall be fixed by the Board of Directors.

     SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President, and shall be called by the Secretary at the request in writing of the holders of a majority of the outstanding shares of stock of the Company entitled to vote on the matters to be considered at the meeting. The date, time and place of any special meeting shall be fixed by the Board of Directors.

     SECTION 3. NOTICE OF MEETINGS. Notice of each meeting of stockholders shall be given in writing to each stockholder entitled to vote at the meeting ten to sixty days before the date of the meeting. The notice shall state the date, time, place and purpose of the meeting.

     SECTION 4. NOTICE OF ADJOURNED MEETINGS. If a meeting of stockholders is adjourned to another date, time or place, no notice of the adjourned meeting need be given other than announcement of its date, time and place at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. QUORUM. The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote on a particular matter shall constitute a quorum for the purpose of considering the matter. In the absence of a quorum, the holders of a majority of the shares present or represented at the meeting of stockholders may adjourn a meeting until a quorum shall be present or represented.

     SECTION 6. VOTING. Each stockholder having the right to vote shall be entitled to one vote for each share of stock registered in his name. Such vote may be cast in person or by proxy complying with the requirements of applicable law. Except as otherwise required by statute, the certificate of incorporation of the Company or these bylaws, all matters, including the election of directors, shall be decided by the vote of the holders of a majority of the stock of the Company represented and entitled to vote, provided that a quorum is present. Except for the election of directors and in other cases required by statute, the vote on any question need not be by ballot.

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     SECTION 7. LIST OF STOCKHOLDERS. The Secretary or another officer designated by the Board of Directors shall prepare, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in his name. The list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours for at least ten days prior to the meeting. The list shall also be available for inspection during the meeting by any stockholder who is present.

     SECTION 8. INSPECTORS OF ELECTION. In advance of each meeting of stockholders, the Company shall appoint one or more inspectors of election who shall perform the functions assigned to them by law.

     SECTION 9. BUSINESS TO BE CONDUCTED AT MEETINGS. No matter may be brought before, or acted upon at, any meeting of stockholders except (1) as directed by the Board of Directors of the Company, or (2) upon motion of any stockholder of the Company who has notified the Secretary of the Company of such intent (a) in the case of the annual meeting of stockholders, by such date as may be specified in the proxy statement for the prior year's annual meeting of stockholders, or
(b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 nor more than 90 days prior to the meeting date. The stockholder's notice shall include (1) a brief description of the matter to be brought before the meeting of stockholders, (2) the name and address of the stockholder and the number of shares of each class of stock of the Company beneficially owned by him, and (3) the dates on which he acquired such securities. The chairman of the meeting shall finally determine whether any matter may be properly brought before, or acted upon at, any meeting of stockholders in accordance with this Section.


                         ARTICLE II. BOARD OF DIRECTORS

     SECTION 1. AUTHORITY. The business and affairs of the Company shall be managed under the direction of the Board of Directors.

     SECTION 2. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of three to twenty directors, the number to be determined by resolution of the Board of Directors at any regular or special meeting of the Board. So long as at least three directors remain, the resignation, removal or death of a director shall not create a vacancy in the Board of Directors, but the number of directors constituting the whole Board shall automatically decrease to the number of directors remaining, until such number shall be changed by resolution of the Board of Directors. Each director shall continue in office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until he shall die or resign or shall have been removed in the manner provided by statute.

     SECTION 3. VACANCIES. Any vacancy in the Board of Directors, including new directorships created by an increase in the authorized number of directors, may be filled by a majority of the remaining directors even though less than a quorum, or by the stockholders at any meeting held prior to the filling of such position by the Board of Directors. If there are fewer than three directors in office, the remaining director or directors shall appoint the additional directors required to provide a Board of Directors of at least three directors.

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     SECTION 4. PLACE OF MEETINGS. The Board of Directors shall hold its meetings at such places as it shall determine.

     SECTION 5. FIRST MEETING. Immediately after each annual meeting of stockholders, the Board of Directors shall elect the officers of the Company and appoint the members of its committees.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such times as the Board may designate.

     SECTION 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or by any two members of the Board of Directors. Written, telephone or personal notice of each such meeting shall be given by the Secretary to each director not later than the day before the day on which the meeting is to be held.

     SECTION 8. QUORUM. A majority of the directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. No notice of the adjourned meeting need be given other than announcement of its date, time and place at the meeting at which the adjournment is taken.

     SECTION 9. RELIANCE ON RECORDS. Each director, officer or member of any committee appointed by the Board of Directors shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, agents or employees or by duly qualified outside legal or engineering counsel or by any independent accountant, or by any appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company.


                            ARTICLE III. COMMITTEES

     SECTION 1. THE EXECUTIVE COMMITTEE. The Board of Directors may appoint two or more of their number to constitute an Executive Committee, which may exercise all the powers of the Board of Directors except that the Executive Committee shall not have the power to take any action which under the Delaware General Corporation Law is reserved to the Board of Directors, and the Executive Committee shall not have the power to change the number of directors, to fill any vacancy in the Board of Directors, to change the number of members of the Executive Committee or to fill any vacancy in the Executive Committee.

     SECTION 2. OTHER COMMITTEES. The Board of Directors may appoint committees other than the Executive Committee. Each committee shall have the powers specified by the Board of Directors.

     SECTION 3. COMMITTEE CHAIRMEN. The chairman of each committee shall be appointed by the Board, or, in the absence of such appointment, chosen by the members of the committee.

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     SECTION 4. MEETINGS, NOTICE AND QUORUM. Regular meetings of any committee of the Board of Directors may be held without notice at such times as the committee may designate. Special meetings of any committee may be held whenever called by the chairman. Notice of special meetings shall be given as in the case of special meetings of the Board of Directors. A majority of the members of any committee shall constitute a quorum for the transaction of business.

     SECTION 5. VACANCIES; DESIGNATION OF ALTERNATE MEMBERS. Vacancies in any committee may be filled only by the Board of Directors. The Board of Directors may also designate alternate members of any committee to serve in the temporary absence or disqualification of any member of any committee.


                              ARTICLE IV. OFFICERS

     SECTION 1. NUMBER. The officers of the Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Chief Financial Officer, a Treasurer, a Secretary and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers of the Company shall be chosen at least annually by the Board of Directors. Each officer, except officers appointed in accordance with the provisions of Section 3 of this Article, shall hold office until his successor shall have been duly chosen and qualified, or until he shall die or resign, or shall have been removed in the manner hereinafter provided. The Chairman of the Board of Directors and the President shall be chosen from among the directors, but the other officers need not be directors.

     SECTION 3. OTHER OFFICERS. The Board of Directors may appoint such other officers as the business of the Company may require, each to hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors may delegate to any officer or committee the power to appoint such other officers.

     SECTION 4. REMOVAL. Any officer may be removed at any time, either with or without cause, by the Board of Directors.

     SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors.

     SECTION 6. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company and shall have general supervision over the business of the Company and over its several officers, subject to the direction of the Board of Directors. He shall preside at meetings of the Board of Directors and stockholders and shall have such other duties as may be assigned by the Board of Directors.

     SECTION 7. PRESIDENT. The President shall be the Chief Operating Officer of the Company and shall have the responsibility for the day-to-day operations of the business. He shall perform such other duties as from time to time may be assigned to him by the Chairman. He shall also, in the absence or at the request of the Chairman, exercise the powers and perform the duties of the Chairman in his capacity as Chief Executive Officer.

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     SECTION 8. OTHER OFFICERS. The other officers shall have such powers and perform such duties as are customarily incident to their offices and as may be assigned by the Board of Directors or the Chairman of the Board of Directors.


                           ARTICLE V. INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. The Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the company (including the subsidiaries of the Company) or of a constituent corporation absorbed in a consolidation or merger (a "Constituent Corporation"), or is or was serving at the request of the Company or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of the Company or a Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or of another enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute. The determination of the Company's duty or power to indemnify any such person under the applicable statutory standards may be made in any manner permitted by law.

     SECTION 2. ADVANCE OF EXPENSES. Expenses (including attorney's fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company, or (b) for any other person, upon such terms and conditions as the audit Committee deems appropriate.

     SECTION 3. FOREGOING NOT EXCLUSIVE. The foregoing indemnification and advancement of expenses shall not be deemed exclusive of any other right to which one indemnified may be entitled, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

     SECTION 4. INSURANCE AND OTHER INDEMNIFICATION. The Board of Directors shall have the power to purchase and maintain, at the Company's expense, insurance on behalf of the Company and other persons to the extent that the power to do so has been or may be granted by statute. This power shall exist whether or not the Company would have had the power to indemnify such person against the liability insured against under the provisions of Section 1 of this Article. The Board of Directors shall also be empowered to give any other indemnification to the extent permitted by law.

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     SECTION 5. CLAIMS. In any action brought against the Company by a person claiming indemnification pursuant to the provisions of this Article, the Company shall have the burden of proving that such person is not entitled to indemnification. If any such action is successful, either in whole or in part, the reasonable expenses incurred in prosecuting the action shall also be paid by the Company.


            ARTICLE VI. PROXIES FOR SECURITIES OF OTHER CORPORATIONS

     Unless otherwise determined by the Board of Directors or the Executive Committee, the Chairman of the Board of Directors, the President, any Vice President, the Secretary or any Assistant Secretary of the Company may exercise for the Company the powers and rights which the Company may have as the holder of stock or other securities in any other corporation. Such persons may also execute all such written proxies or other instruments as they may deem necessary so that the Company may exercise such powers and rights.


                          ARTICLE VII. SHARES OF STOCK

     SECTION 1. CERTIFICATES OF STOCK. Every stockholder shall be entitled to have a certificate in such form as the Board of Directors shall approve, certifying the number and class of shares of stock of the Company owned by him.

     SECTION 2. TRANSFER OF SHARES. Shares of stock of the Company shall be transferable on the books of the Company by the holder thereof in person or by his attorney upon surrender for cancellation of certificates for the same number of shares, duly endorsed or accompanied by a duly executed stock transfer power and with such proof of the authenticity of signatures as the Company or its agents may reasonably require.

     SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may make such rules as it may deem expedient concerning the issue, transfer and registration of certificates for stock and the replacement of lost, stolen or destroyed certificates.


                               ARTICLE VIII. SEAL

     The seal of the Company shall be in the form of a circle which shall bear the name of the Company and the phrase "Incorporated 1917 Delaware."


                            ARTICLE IX. FISCAL YEAR

     The fiscal year of the Company shall end on December 31.


                             ARTICLE X. AMENDMENTS

     These bylaws may be amended or repealed, or new bylaws may be adopted, at any regular or special meeting of the Board of Directors by the vote of a majority of the directors or at any annual or special meeting of the stockholders by the vote of the holders of a majority of the outstanding stock entitled to vote; provided that notice of such proposed action shall be included in the notice of such meeting of directors or stockholders.

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